EXHIBIT 10.7(d)

                                                                 EXHIBIT 10.7(d)


                                OPTION AGREEMENT


      THIS OPTION AGREEMENT (this "Agreement") made as of the 31st day of March, 1998 by and between Lynrise Air Lease, Inc. f/k/a Shorts Air Lease, Inc., a Delaware corporation having an office at 1023 15th Street, N.W., Suite 1000, Washington, D.C. 20005 ("Lynrise") and CCAIR, Inc., a Delaware corporation having an office at 4700 Yorkmont Road, Charlotte, NC 28219-0929 ("CCAIR").

                               W I T N E S S E T H

      WHEREAS, Lynrise has entered into a Settlement Agreement with CCAIR of even date herewith (the "Settlement Agreement") with respect to obligations owed by CCAIR, as lessee, to Lynrise, as lessor, under nine separate leases (the "Aircraft Leases") of nine Model SD3-60-300 Aircraft bearing FAA registration marks N121PC, N722PC, N729PC, N360PC, N742CC, N747HH, N748CC, N153CC and N159CC (the "Aircraft");
      WHEREAS, CCAIR is currently indebted to Lynrise in the aggregate amount of $9,915,012 for rental payments, maintenance and repair obligations and other obligations under the Aircraft Leases after taking into account Lynrise's duty to mitigate damages and any other discounts, offsets, credits and obligations of Lynrise under the Aircraft Leases (the "Lease Obligations");
      WHEREAS, pursuant to the Settlement Agreement, CCAIR has redelivered the Aircraft to Lynrise and has tendered its satisfaction of the Lease Obligations
(i) an inventory of spare parts which CCAIR has sold to Lynrise in exchange for a $130,000 credit against the Lease Obligations, (ii) maintenance records with respect to the Aircraft, (iii) the Landing Gear and Engine (as such terms are defined in the Settlement Agreement), and (iv) a Note issued as of the date hereof by CCAIR in the original principal amount of $9,785,012 and having a stated

                                                                 EXHIBIT 10.7(d)


maturity of August 31, 1998, evidencing the balance of the Lease Obligations (the "Short Term Note");
      WHEREAS, under the terms of the Settlement Agreement, Lynrise has agreed to grant to CCAIR an option to purchase the Short Term Note upon the terms and conditions hereinafter set forth.
      NOW, THEREFORE, in consideration of the premises and of the mutual agreement herein contained and other good and valuable consideration each to the other in hand paid, the receipt and legal sufficiency whereof is hereby acknowledged, the parties hereto covenant and agree as follows:
      1. Reference to Settlement Agreement: Definitions. Terms used herein and not defined herein are used as defined in the Settlement Agreement.
      2. Grant of Option. In consideration of TEN DOLLARS ($10.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lynrise does hereby grant, bargain and sell to CCAIR an option (the "Option") to purchase all of Lynrise's right, title and interest in and to the Short Term Note and the indebtedness evidenced thereby for an amount equal to the Purchase Price as determined under Section 3 hereof and upon the terms and conditions set forth in this Agreement.
      3. Purchase Price. The purchase price shall consist of the following (the "Purchase Price"):
            (a) a payment of ONE MILLION EIGHT HUNDRED FIVE THOUSAND TWELVE DOLLARS ($1,805,012) plus interest thereon from the date hereof through the Closing Date (as hereinafter defined) at a rate of seven percent (7%) per annum calculated based on a 360 day year and actual days elapsed (the "Option Payment") less the amount, if any, of the Records Credit (as such term is defined in the Settlement Agreement);

                                                                 EXHIBIT 10.7(d)

            (b) delivery to Lynrise of a 7% Convertible Subordinated Note due 2004 in the original principal amount of SEVEN MILLION NINE HUNDRED TWENTY THOUSAND DOLLARS ($7,920,000) in the form attached hereto as Exhibit A (the "Convertible Note") and a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

The Option Payment may be made at CCAIR's election (i) in cash as provided in
Section 6.(b)(i) hereof, (ii) in CCAIR common stock par value $.01 per share, which shall be immediately salable in the public market without restriction (the "Common Stock") in quantities sufficient to generate cash proceeds, net of any expenses paid or incurred by Lynrise, including any commissions or compensations paid to brokers or others performing similar services in connection with such sale ("Net Cash Proceeds") to Lynrise equal to the Option Payment as provided in
Section 5 hereof, or (iii) in cash and Common Stock as provided in Section 5 and
Section 6(b)(i) hereof.
      4. Term of Option. The Option shall be effective from and after the date of execution and delivery of this Agreement and the Settlement Agreement by the parties hereto and shall expire (unless sooner terminated) on the earliest to occur of the following (the "Option Expiration Date"): (a) August 31, 1998, or
(b) the Option Termination Date (as hereinafter defined).
      5. Election to Deliver Stock for Credit Against Option Payment: Exercise of Option. If CCAIR elects to make the Option Payment, in whole or part, by delivering Common Stock to Lynrise, CCAIR, on or before August 15, 1998, shall deliver notice of such election to Lynrise (which for purposes of this Agreement, shall constitute delivery by CCAIR of the Option Notice as required by this Paragraph 5) accompanied by stock certificates for such Common

                                                                 EXHIBIT 10.7(d)

Stock issued in the name of Lynrise. Upon timely receipt of such notice of election and certificates for such Common Stock, Lynrise shall use reasonable efforts to sell all Common Stock so issued in the public market. During the week of August 24, 1998 through August 28, 1998, Lynrise shall provide CCAIR with an accounting of the Net Cash Proceeds received by Lynrise from the sale of such Common Stock and shall return to CCAIR any stock certificates for Common Stock not sold. Upon receipt, Lynrise shall apply such net Cash Proceeds as a prepayment of interest and principal on the indebtedness evidenced by the Short Term Note and, if CCAIR has timely satisfied the conditions to Closing set forth in Section 6(b) hereof, CCAIR shall be entitled to a credit against the Option Payment in the aggregate amount of such Net Cash Proceeds. The Option may be exercised by CCAIR by timely delivering stock certificates for Common Stock to Lynrise as provided in this Section 5 or by delivering to Lynrise written notice, in the manner hereinafter set forth for the giving of Notices, such that the notice is received by Lynrise on or before the Option Expiration Date (the "Option Notice"). The Option Notice shall state that CCAIR desires to purchase the Short Term Note in accordance with the terms hereof. If CCAIR elects to exercise the Option by delivering Common Stock to Lynrise and Lynrise has used reasonable efforts to sell the Common Stock in the public market, CCAIR shall bear any risk that the Common Stock cannot be sold in the public market prior to the Closing or that the Net Cash Proceeds received from such sale are less than the amount of the Option Payment. As used herein, "reasonable efforts" to sell the Common Stock shall mean delivery of certificates for the Common Stock to a broker within three business of receipt of such certificates with instructions to sell the Common Stock.
      6. Closing. (a) If CCAIR timely delivers the Option Notice in accordance with the terms hereof and the conditions to Lynrise's obligation to close hereunder are timely satisfied, then Lynrise shall be, and remain, obligated to assign to CCAIR all of Lynrise's right, title and

                                                                 EXHIBIT 10.7(d)


interest in, to and under the Short Term Note (the "Assignment") in accordance with the terms of this Agreement. The closing of the Assignment (the "Closing") shall take place on the fifth business day after receipt by Lynrise of the Option Notice (the "Closing Date") at the offices of Ropes & Gray, One Franklin Square, 1301 K Street N.W., Suite 800 East, Washington, D.C. 2005-3333. At the Closing, Lynrise shall sell, transfer, assign, grant, set over and convey to CCAIR, and its successors and assigns, without recourse, representation or warranty of any kind except as set forth in Section 8 hereof, all of Lynrise's right, title and interest in, to and under the Short Term Note in accordance with the terms of this Agreement for and in consideration of the Purchase Price.
      (b)   At the Closing, and as a condition to Lynrise's obligation to close:
            (i) CCAIR shall deliver to Lynrise an amount equal to the Option Payment (less any credit against the Option Payment as provided in Section 5 hereof in respect of Net Cash Proceeds previously received by Lynrise by federal funds wire transfer in accordance with the wire instructions set forth on Exhibit C hereto;
            (ii) CCAIR shall deliver to Lynrise the Convertible Note and the Registration Rights Agreement;
            (iii) CCAIR shall deliver to Lynrise a comprehensive release of any and all claims of CCAIR against Lynrise in the form of the release attached as Exhibit D hereto;
            (iv) the representations and warranties of CCAIR contained in
      Section 9 hereof shall be true and correct in all material respects as of the Closing Date; and
            (v) no breach of the terms and provisions of this Agreement by CCAIR shall have occurred and be continuing as of the Closing Date.
      (c) At the Closing, and as a condition to CCAIR's obligation to close Lynrise shall deliver to CCAIR (i) the original Short Term Note marked as "Canceled," and (ii) the excess, if

                                                                 EXHIBIT 10.7(d)

any, of Net Cash Proceeds previously received by Lynrise over the amount of the Option Payment.
      7. Termination of Option. The Option may be terminated by Lynrise by delivery of written notice of termination to CCAIR (the "Option Termination Notice") in the manner hereinafter set forth for the giving of Notices, if on or before May 29, 1998, CCAIR shall not have notified Lynrise in writing that CCAIR's Board of Directors and stockholders (if required) have taken all necessary action to authorize the issuance of Common Stock to Lynrise or the sale of Common Stock or other securities in amounts sufficient to generate proceeds to pay the Option Payment upon exercise of the Option, or CCAIR's Board of Directors and stockholders have taken all necessary action to authorize an agreement pursuant to which funds will be available to CCAIR in an amount sufficient to pay the Option Payment upon exercise of the Option. This Agreement shall be terminated on the date of delivery of the Option Termination Notice (the "Option Termination Date").
      8.    Representations and Warranties of Lynrise.
      Lynrise hereby represents and warrants to CCAIR, as of the date hereof and the Closing Date that:
            (a) Lynrise is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Neither the execution, delivery or performance of this Agreement, not the sale of the Short Term Note to CCAIR will result in any breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, any charter documents or bylaws of Lynrise, or any agreement or

                                                                 EXHIBIT 10.7(d)

instrument to which Lynrise is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to it.
            (b) This Agreement has been duly and validly authorized, executed and delivered by Lynrise, and constitutes the legal, valid and binding obligation of Lynrise enforceable against Lynrise in accordance with its terms.
            (c) Lynrise is the only legal and beneficial owner of, and has good title to, the Short Term Note; no other party has any legal or beneficial interest in the Short Term Note. Lynrise has not pledged, encumbered, assigned, transferred, conveyed, disposed of or terminated in whole or in part, any of its right, title and interest.
            (d) To Lynrise's knowledge, no registration with, or consent or approval of, or any other action by, any federal, state or governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required for the execution, delivery and performance of this Agreement by Lynrise or the sale by the Lynrise of the Short Term Note.
      9.    Representations and Warranties of CCAIR.
      CCAIR hereby represents and warrants to Lynrise, as of the date hereof and the Closing Date that:
            (a) CCAIR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Neither the execution, delivery or performance of this Agreement, nor the purchase of the Short Term Note from Lynrise will result in any breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, any charter documents or bylaws of CCAIR, or any agreement

                                                                 EXHIBIT 10.7(d)

or instrument to which CCAIR is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to it.
            (b) This Agreement has been duly and validly authorized, executed and delivered by CCAIR and constitutes the legal, valid and binding obligation of CCAIR, enforceable against CCAIR in accordance with its terms.
            (c) To CCAIR's knowledge, no registration with, or consent or approval of, or any other action by, any federal, state or governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required in connection with the execution, delivery and performance of this Agreement by CCAIR or the purchase by CCAIR of the Short Term Note.
      10.   Default.
            (a) If Lynrise has tendered the Short Term Note to CCAIR, and CCAIR defaults in its obligation timely to pay the purchase Price after delivering the Option Notice, then Lynrise shall be entitled to terminate this Agreement, collect amounts owed to Lynrise under the Short Term Note and exercise any other remedies at law or in equity arising as a result of CCAIR's default hereunder.
            (b) If CCAIR has timely delivered the Option Notice pursuant to
Section 5 hereof, tendered the Purchase Price, and satisfied the conditions to Closing pursuant to Section 6(b) and Lynrise has failed to deliver the Short Term Note to CCAIR or to perform other obligations pursuant to Section 6(c) hereof, CCAIR shall be entitled to specific performance of this Agreement as its sole and exclusive remedy.
      11. Notices. All waivers, elections, notices, demands and consents which either party may be required or may desire to give under this Option Agreement ("Notices") shall be in writing and shall be deemed to have been duly given when
(i) deposited in an official United

                                                                 EXHIBIT 10.7(d)

States Postal Service office if mailed by certified mail, return receipt requested, postage prepaid, or (ii) received, or refused, if delivered by prepaid overnight delivery service, to the party to whom the same is so given or made, at the address of such party as set forth below as follows:

            To Lynrise:             Lynrise Air Lease, Inc.
                                    1023 15th Street, N.W., Suite 1000
                                    Washington, D.C. 20005
                                    Attention:  Mr. Michael Wayshner

            With a copy to
            Lynrise's attorneys:    Ropes & Gray
                                    One International Place
                                    Boston, MA 02110-2624
                                    Attention: Robert L. Nutt, Esq.

            To CCAIR:               CCAIR, Inc.
                                    4700 Yorkmont Road
                                    Charlotte, NC 28219-0929
                                    Attention:  Mr. Kenneth Gann

            With a copy to
            CCAIR's attorneys:      Winstead, Sechrest & Minick
                                    5400 Renaissance Tower
                                    1201 Elm Street
                                    Dallas, TX 75270-2199

      Either party may designate by Notice to the other a new address to which Notices shall thereafter be mailed or delivered.
      12. Assignment. CCAIR shall not be entitled to assign its rights under this Agreement, without the prior written consent of Lynrise, which Lynrise shall be entitled to grant or withhold in its sole discretion. Any assignment made in violation of the provisions of this Section 12 shall be null, void and of no effect whatsoever.
      13. Further Assurances. From and after the date hereof, Lynrise and CCAIR each covenant and agree to execute and deliver all such documents and to take all such further actions as the other party hereto may reasonably deem necessary, from time to time, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby

                                                                 EXHIBIT 10.7(d)


with each party's costs and expenses associated therewith, including legal expenses, to be borne individually by each party, except as otherwise provided in this Agreement. The provisions of this Section 13 shall survive the expiration or sooner termination of this Agreement and the Closing.
      14. Choice of Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law.
      15. Survival. All representations, warranties, and covenants made by the parties hereto in this Agreement and the documents delivered at Closing shall be considered to have been relied upon by the parties hereto, shall be true when made and as of the Closing Date, and shall survive the execution, performance and delivery of this Agreement and the Closing.
      16. Successors and Assigns. Subject to the provisions of Section 12 hereof, this Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
      17. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding both parties hereto.
      18.   Amendments; Waivers.
            (a) No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by Lynrise and CCAIR.
            (b) No failure on the party of any party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein and in other related

                                                                 EXHIBIT 10.7(d)

documents are cumulative and are in addition to, and not exclusive or in lieu of, any rights or remedies provided by law (except as otherwise expressly set forth herein) and are not conditioned or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other entity.
      19. Integration. This Agreement, together with the exhibits hereto and the documents delivered or executed in connection herewith, constitutes the entire agreement and understanding between the parties hereto with respect to the grant of an option to purchase the Short Term Note and supersedes all prior agreements, understandings or representations pertaining thereto, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.
      20. Captions and Headings. The section captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. The section captions shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

      IN WITNESS WHEREOF, CCAIR and Lynrise have executed this Option Agreement as of the date and year first above written.
                                    LYNRISE AIR LEASE, INC.



                                    By: _____________________________________
                                          Name:
                                          Title:


                                   CCAIR, INC.



                                    By: _____________________________________
                                          Name:
                                          Title: